UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 27, 2007

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

(a)          (1) On December 20, 2007, in connection with the refinancing of certain third party indebtedness acquired as part of the acquisition of Arcotronics Italia S.p.A. (“Arcotronics”), the Registrant entered into a Senior Facility Agreement (the “Credit Agreement”) with UniCredit Banca d’Impresa S.p.A. (“UniCredit”) whereby UniCredit agreed to lend to the Registrant up to EUR 50,000,000.  The Registrant used the proceeds from this borrowing, together with cash on hand and the drawdown of EUR 1,000,000 from a separate existing credit facility with UniCredit, to repay such certain third party indebtedness of Arcotronics.

(a)          (2) The material terms and conditions of the Credit Agreement are as follows:

(i)                                     Maturity: December 31, 2008.

(ii)                                  Interest Rate:  Floating at three month EURIBOR plus 175 basis points.

(iii)                               Amortization:  No amortization prior to final  maturity.

(iv)                              Structure:  Senior Unsecured.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 27, 2007	KEMET Corporation

/s/ D. E. Gable

David E. Gable

Executive Vice President and

Chief Financial Officer